EXHIBIT I (REVISED)


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 DATE                     PURCHASER                   PURCHASE PRICE   SELLER NAME            ASSET DESCRIPTION    ASSET LOCATION
 ----     ----------------------------------------  -----------------  -----------            -----------------    --------------
10/15/99  Whiting Petroleum Corporation                     1,890,261  Force Energy Inc.            Gas Wells        Michigan
11/15/99  Whiting Petroleum Corporation                    16,057,312  Collins and Ware Inc.        Oil Wells        North Dakota
12/07/99  Whiting Petroleum Corporation                       236,549  Delta Oil Company            Gas Wells        Michigan
12/31/99  Whiting Petroleum Corporation                       425,000  BWAB Incorporated            Oil Wells        North Dakota
01/04/00  Whiting Petroleum Corporation                     6,603,763  Williams Corporation         Oil Wells        North Dakota
01/11/00  Whiting Petroleum Corporation                     4,219,370  Delta Oil Company            Gas Wells        Michigan
01/27/00  Whiting Petroleum Corporation                       392,500  Force Energy Inc.            Gas Wells        Michigan
02/10/00  Whiting Petroleum Corporation                       285,819  Cheaspeake Energy Corp       Oil Wells        North Dakota
02/17/00  Whiting Petroleum Corporation                        38,000  Phillips Petroleum Company   Oil Wells        Texas
03/20/00  Whiting Petroleum Corporation                    17,512,875  Duncan Oil Partners          Oil Wells        North Dakota
03/30/00  Whiting Petroleum Corporation                     7,307,578  Petromark Energy L.L.C       Gas Wells        Oklahoma
04/12/00  Whiting Petroleum Corporation                     4,362,010  Soverign Energy L.L.C.       Oil Wells        Colorado
04/15/00  Whiting Petroleum Corporation                        18,500  Edge Petroleum Company       Oil Wells        Texas
04/19/00  Whiting Petroleum Corporation                     3,236,872  KO-OP XVI RTD                Oil Wells        North Dakota
06/15/00  Whiting Petroleum Corporation                    31,418,000  Shell SWEP L.P.              Gas Wells        Michigan
06/28/00  Whiting Petroleum Corporation                         4,102  Guenter Reif                 Gas Wells        Texas
08/03/00  Whiting Petroleum Corporation                       884,224  KWB                          Oil Wells        Colorado
08/15/00  Whiting Petroleum Corporation                     4,819,427  Burlington Resources         Oil Wells        North Dakota
07/06/00  Whiting Petroleum Corporation                        11,060  Trinity Energy               Gas Wells        Colorado
08/30/00  Whiting Petroleum Corporation                     1,992,310  Delta Oil VII                Gas Wells        Michigan
09/12/00  Whiting Petroleum Corporation                        87,205  Silver Canyon                Oil Wells        Oklahoma
09/12/00  Whiting Petroleum Corporation                       104,318  WADI                         Gas Wells        Gulf of Mexico
10/20/00  Whiting Petroleum Corporation                       550,000  TransGlobe                   Oil Wells        Montana
01/03/00  Alliant Energy Industrial Services, Inc.          4,072,555  COGS Energy Co., L.P.        NG Pipeline      Texas
10/20/00  Alliant Energy Industrial Services, Inc.            870,000  Samedan Oil Corporation      NG Pipeline      Lousiana
                                                    -----------------
                                                          107,399,610
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Various   Whiting Petroleum Corporation                    17,531,165  Drilling, Acq. Of Leaseholds, Seismic and Other
                                                    -----------------

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                              TOTAL                       124,930,775
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